UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): JANUARY 16, 2001



                        ADVANTICA RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                         0-18051               13-3487402
(State or other jurisdiction        (Commission File No.)    (I.R.S. Employer
of incorporation)                                            Identification No.)


203 EAST MAIN STREET, SPARTANBURG, SC                            29319-9966
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (864) 597-8000


Former name or former address, if changed since last report:

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ITEM 5.  OTHER EVENTS.

Advantica Restaurant Group, Inc. ("Advantica") today reported that its operating subsidiary FRD Acquisition Co. ("FRD") has elected not to make an interest payment due and payable as of January 16, 2001 with respect to its 12.5% Senior Notes due 2004 ("Senior Notes"). Under the Indenture for the Senior Notes, there is a 30-day grace period (which will elapse on February 15, 2001) prior to FRD's nonpayment of interest becoming an "Event of Default" under the Indenture. In connection with FRD's election not to make the January 16, 2001 interest payment, FRD and its parent, Advantica Restaurant Group, Inc. ("Advantica"), continue to be in discussions with representatives of holders of a majority of the 12.5% Senior Notes regarding, among other things, Advantica's previously announced efforts to divest FRD (by means of, among other things, the sale of the Coco' s and Carrows businesses).

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Advantica Restaurant Group, Inc.

                                            By:    /s/ Rhonda J. Parish
                                                   -----------------------------
                                            Name:  Rhonda J. Parish
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

Date:   January 16, 2001

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